UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 25, 2011, Hans R. Ganz informed First PacTrust Bancorp, Inc. (the "Company") of his intention to retire as President and CEO of its Pacific Trust Bank subsidiary (the "Bank"), and to retire from the Company's and Bank's Board of Directors, such retirement being effective as of May 31, 2011. Mr. Ganz had no disagreements with the Company regarding any matter related to the Company's operations, policies or practices.

On May 27, 2011, the Company issued a press release announcing that Hans R. Ganz, who is a member of the Board of Directors of First PacTrust Bancorp, Inc. and who is also the President and Chief Executive Officer of its Pacific Trust Bank subsidiary and a director of the Bank is retiring, effective May 31, 2011, and that Mr. Ganz will serve as a consultant to the Bank through June 30, 2011. It was also announced that the Company's President and Chief Executive Officer, Gregory A. Mitchell, will succeed Mr. Ganz as Chief Executive Officer of the Bank. A copy of the press release dated May 27, 2011, is attached hereto as Exhibit 99.1, which is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated May 27, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

May 31, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President - Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 27, 2011